Back to Contents

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PXRE Group Ltd.:

We consent to the incorporation by reference in the registration statement on Form S-3 of PXRE Group Ltd. of our reports dated March 1, 2005, with respect to the consolidated balance sheets of PXRE Group Ltd. as of December 31, 2004 and 2003, and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows, for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of PXRE Group Ltd. and to the reference to our Firm under the heading “Experts” in the prospectus.

As discussed in Note 2 to the consolidated financial statements, PXRE Group Ltd. adopted FASB Interpretation No. 46R “Consolidation of Variable Interest Entities,” during 2004.

/s/ KPMG LLP
New York, New York
November 21, 2005